Exhibit 99.1

For Release:	November 5, 2003

Media Contacts:	Bethany Sherman
(212) 401-8714

Investor Contacts:	Paul Warburg
(212) 401-8742

NASDAQ Third Quarter 2003 Results

New York, New York — The Nasdaq Stock Market, Inc. (“NASDAQ”; OTCBB: NDAQ), today reported a net loss of $38.0 million for the third quarter ended September 30, 2003. The net loss applicable to common shareholders was $40.5 million or $(0.52) per basic and diluted earnings per share.(1)  Included in the results are pre-tax expenses totaling $49.3 million associated with NASDAQ’s strategic review initiated in the second quarter 2003, which includes the elimination of non-core product lines, initiatives and severance. Excluding the impact of NASDAQ’s strategic review, net income was $0.7 million for the period calculated on a Non-GAAP basis.  The Non-GAAP net loss applicable to common shareholders was $1.8 million or $(0.02) per basic and diluted share.  Total revenue for the third quarter 2003 was $144.8 million.

Recent events included:

•                  Significant functional enhancements to NASDAQ execution systems including Financial Information Exchange protocol (‘FIX’), enhanced order-routing services and anonymity.

•                  The decision of Instinet to participate in SuperMontage.

•                  The launch of the ONEQ exchange traded fund based on the NASDAQ Composite Index® traded on NASDAQ and a domestic index mutual fund available directly from Fidelity Investments®.

•                  Continued reduction of core operating expenses.  Specifically, Direct Expenses declined $20.9 million, or 14.3% in the third quarter when compared to the second quarter 2003.

“NASDAQ continues to achieve operational milestones including significant functional enhancements and the deepening of the pool of liquidity in SuperMontage, additional brand leverage with the launch of the ONEQ financial product and the continuing organizational realignment,” commented Bob Greifeld, President and Chief Executive Officer.  “On the regulatory front, we continue to work with the SEC to restore investor confidence in the capital markets recently culminating in the commission’s

(1) Dividends payable to the National Association of Securities Dealers Inc. (“NASD”) as the holder of NASDAQ’s Series A Preferred Stock began accruing in March 2003.  The Series A Preferred Stock carries a 7.6% dividend rate for the year commencing March 2003 and 10.6% in all subsequent years. NASDAQ is obligated to pay this dividend to the extent of its capital surplus.  The dividend for the third quarter, and subsequent quarters in 2003, is approximately $2.5 million.

approval of NASDAQ’s revised corporate governance listing standards.  These are all positive steps toward our quest of becoming the predominant U.S. equities market.”

Financial Results

Total revenue declined 27.2% to $144.8 million in the third quarter 2003 from $198.8 million in the third quarter 2002 and 4.4% from $151.4 million when compared with the second quarter 2003.

•                  Transaction Services (TS) revenue declined 41.6% to $54.4 million when compared to the third quarter of 2002 due to the competitive pressure on NASDAQ’s Access services, Execution services and Trade reporting revenue.  Transaction Services revenue declined 9.9% when compared with the second quarter 2003 largely due to competitive initiatives in Trade reporting and Execution services.

•                  Market Information Services (MIS) revenue declined 27.6% to $36.0 million when compared with the third quarter 2002 primarily due to a decline in InterMarket Tape Fee revenue (net of revenue sharing), NASDAQ’s Level 1 revenue and an increase in UTP revenue sharing.  MIS revenue was relatively flat when compared with the second quarter 2003.

•                  Corporate Client Group revenue declined 7.0% to $41.2 million when compared with the third quarter 2002 and declined 4.0% when compared with the second quarter 2003 primarily due to the decline in annual renewal fee revenue.  Initial listing fees and fees associated with the listing of additional shares are amortized over six-year and four-year periods, respectively, in accordance with SEC Staff Accounting Bulletin 101.

•                  Other revenue increased 13.8% to $13.2 million when compared with both the third quarter 2002 and the second quarter 2003 primarily due to the receipt of a business interruption insurance claim related to the events of September 11, 2001 of $1.9 million.

NASDAQ continued to take decisive action to effectively reduce the cost and infrastructure required to operate its business.

•                  Direct expenses decreased 17.5% to $125.7 million from $152.3 million when compared with the third quarter 2002 and decreased 14.3% from $146.6 million when compared with the second quarter 2003 primarily due to reductions in compensation and general discretionary spending.

•                  Total expenses increased 9.8% to $190.4 million from $173.4 million when compared to the third quarter 2002 and declined 12.4% from $217.3 million when compared to the second quarter 2003.  The increase from the previous year pertains to costs associated with NASDAQ’s aforementioned strategic review.

Included in the quarter’s results are:

•                  Expenses associated with NASDAQ’s Strategic review totaling $49.3 million.  The net impact to NASDAQ after tax on a Non-GAAP basis is $38.7 million. The strategic review costs primarily relate to the following:

•                                          NASDAQ Europe – The orderly wind-down of market operations of the pan-European stock market located in Belgium and the suspension of operations of NASDAQ Deutschland resulted in a third quarter 2003 charge totaling $26.1 million.  The orderly wind-down of the Nasdaq Europe market is nearing completion.

•                                          Product Lines – Includes net costs associated with the cancellation of NASDAQ Tools and other products totaling $1.3 million.  NASDAQ anticipates recognizing additional closing costs throughout the remainder of 2003.

•                                          Severance – The fulfillment of employment contracts and obligations associated with the reduction in force initiative as well as the retirement and departure of certain members of senior management totaling $8.7 million.  Total headcount was 1,029 as of the end of the third quarter 2003 versus 1,155 at the end of second quarter 2003 and 1,388 for the same period a year ago.

•                                          Extinguishment of Debt – Includes costs totaling $13.2 million associated with the redemption of the 5.83% senior notes due May 9, 2007.

•                  Excluding the strategic review costs, total expenses calculated on a Non-GAAP basis improved 18.6% to $141.1 million, a decrease of $32.3 million when compared to the third quarter 2002.  After excluding similar strategic review costs in the second quarter 2003, total expenses calculated on a Non-GAAP basis improved 10.4% or $16.4 million from $157.5 million.

NASDAQ currently expects to continue to recognize additional costs throughout the balance of the year in the range of $20 million to $25 million related to the wind-down of these eliminated products, excluding any reduction-in-force charges.

NASDAQ’s Chief Financial Officer, David Warren, commented: “NASDAQ made strong progress in the quarter eliminating more than $15 million in recurring core expenses when compared to the previous quarter and more than $30 million of similar expenses when compared to the same period last year.   We believe there is still work to be done as NASDAQ transitions to an efficient, for-profit, publicly owned entity.”

Conclusion

“As an engine of economic growth, NASDAQ is focused on providing a framework that creates and maintains stable and orderly markets, provides broad public access to market information and promotes competition,” concluded Mr. Greifeld.  “This flexible framework breeds innovation and results in quality capital markets that investors can trust.”

With nearly 3,400 companies, NASDAQ lists more companies and, on average, trades more shares per day than any other U.S. market.  It is home to category-defining companies that are leaders across all areas of business including technology, retail, communications, financial services, media and biotechnology industries.

For more information about NASDAQ, visit the NASDAQ Web site at www.NASDAQ.com or the NASDAQ NewsroomSM at www.NASDAQnews.com.

Non-GAAP Information

In addition to disclosing results determined in accordance with generally accepted accounting principles (“GAAP”), NASDAQ also discloses certain non-GAAP results of operation that exclude items associated with the strategic review.  Management believes that the Non-GAAP information provides investors with additional information to access NASDAQ’s operating performance by excluding these costs, which are non-operational items.  The Non-GAAP information may not be comparable to other companies and should not be viewed as a substitute for or superior to net loss or other data prepared in accordance with GAAP.  A reconciliation table is provided at the end of this release.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve a number of risks, uncertainties or other factors beyond the control of The Nasdaq Stock Market, Inc. (the “Company”), which could cause actual results to differ materially from historical results, performance or other expectations and from any opinions or statements expressed or implied with respect to future periods.  These factors include, but are not limited to, the Company’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in the Company’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission.  We undertake no obligation to release any revisions to any forward-looking statements.

The Nasdaq Stock Market, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in millions, except per share amounts)

	Three months ended			Nine months ended
	September 30, 2003	June 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Revenues
Transaction Services	$54.4	$60.4	$93.2	$182.7	$301.9
Market Information Services	36.0	36.5	49.7	116.4	152.9
Corporate Client Group	41.2	42.9	44.3	126.5	132.1
Other	13.2	11.6	11.6	36.5	28.4
Total revenues	144.8	151.4	198.8	462.1	615.3
Expenses
Compensation and benefits	38.3	49.9	51.3	136.1	142.4
Marketing and advertising	3.8	5.5	6.1	14.6	14.2
Depreciation and amortization	24.3	28.4	25.1	78.2	75.2
Professional and contract services	9.4	11.3	17.3	35.6	49.3
Computer operations and data communications	34.8	31.6	35.3	99.8	113.2
Provision for bad debts	—	1.5	2.5	1.6	9.0
Travel, meetings and training	2.1	2.7	2.7	7.1	9.4
Occupancy	8.2	8.3	7.5	24.9	24.4
Publications, supplies and postage	1.5	2.1	2.7	5.3	7.8
Other	3.3	5.3	1.8	13.5	19.2
Total direct expenses	125.7	146.6	152.3	416.7	464.1

Elimination of non-core product lines, initiatives and severance	49.3	59.8	—	109.1	—
Nasdaq Japan impairment loss	—	(5.0)	—	(5.0)	15.2
Support costs from related parties, net	15.4	15.9	21.1	48.4	56.5
Total expenses	190.4	217.3	173.4	569.2	535.8
Net operating (loss) income	(45.6)	(65.9)	25.4	(107.1)	79.5
Interest income	2.5	2.6	3.1	7.9	9.7
Interest expense	(5.3)	(5.3)	(6.5)	(16.0)	(14.2)
Minority interests	2.4	6.4	2.9	11.4	8.5
Net (loss) income before taxes	(46.0)	(62.2)	24.9	(103.8)	83.5
Benefit (provision) for income taxes	8.0	13.2	(12.2)	19.3	(40.7)
Net (loss) income	$(38.0)	$(49.0)	$12.7	$(84.5)	$42.8
Net (loss) income applicable to common stockholders:
Net (loss) income	$(38.0)	$(49.0)	$12.7	$(84.5)	$42.8
Preferred stock:
Dividends declared	(2.5)	(2.5)	—	(5.7)	—
Accretion of preferred stock	—	—	(2.4)	—	(7.3)
Net (loss) income applicable to common stockholders	$(40.5)	$(51.5)	$10.3	$(90.2)	$35.5
Earnings per common share:
Basic (loss) earnings per share	$(0.52)	$(0.66)	$0.13	$(1.15)	$0.42
Diluted (loss) earnings per share	$(0.52)	$(0.66)	$0.13	$(1.15)	$0.40

The Nasdaq Stock Market, Inc.

Key Drivers

(Unaudited)

	Three months ended			Nine months ended
	September 30, 2003	June 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Revenue Details (in millions)

Transaction Services
Access Services	$26.1	$26.7	$34.7	$83.1	$109.4
Execution Services	19.1	20.7	37.0	59.3	126.1
Trade Reporting	8.4	12.2	19.9	38.0	61.5
Other Transaction Services Revenue	0.8	0.8	1.6	2.3	4.9
Total Transaction Services Revenue	54.4	60.4	93.2	182.7	301.9

Market Information Services
Level 1 Service	31.8	30.9	34.6	93.9	108.2
NQDS/ViewSuite	12.6	11.1	8.9	35.7	28.7
Nasdaq InterMarket & other	6.8	6.5	10.9	20.0	38.0
Unlisted Trading Privileges (“UTP”)	(15.2)	(12.0)	(4.7)	(33.2)	(13.0)
Nasdaq Data Revenue Sharing	—	—	—	—	(9.0)
Total Market Information Services Revenue	36.0	36.5	49.7	116.4	152.9

Corporate Client Group
Annual Renewal Fee	23.6	24.2	25.9	71.8	77.4
Listing Additional Shares (“LAS”) Fee	9.2	9.4	9.4	27.8	28.2
Initial Listing Fee	8.0	8.1	8.4	24.3	25.2
Other Corporate Client Group Revenue	0.4	1.2	0.6	2.6	1.3
Total Corporate Client Group Revenue	41.2	42.9	44.3	126.5	132.1

Other revenue	13.2	11.6	11.6	36.5	28.4

Total revenues	$144.8	$151.4	$198.8	$462.1	$615.3

Other Drivers
Average daily shares traded (in billions)	1.7	1.8	1.7	1.7	1.8
Percentage of share volume executed on Nasdaq	16.5%	17.6%	23.2%	17.6%	27.9%
Percentage of trades printed at Nasdaq	47.5%	57.1%	82.3%	61.3%	83.4%

Initial Public Offerings	14	2	6	19	35

Number of Companies Listed	3,367	3,440	3,765	3,367	3,765

The Nasdaq Stock Market, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2003	December 31, 2002
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$127.8	$204.3
Investments:
Available-for-sale, at fair value	194.8	222.1
Held-to-maturity, at amortized cost	26.7	18.7
Receivables, net	128.1	166.5
Receivables from related parties	5.7	11.3
Deferred tax asset	53.9	53.0
Other current assets	19.3	21.1
Total current assets	556.3	697.0

Investments:
Held-to-maturity, at amortized cost	1.5	9.7
Property and equipment:
Land, buildings and improvements	96.4	94.5
Data processing equipment and software	410.4	452.3
Furniture, equipment and leasehold imporovements	192.8	192.1
	699.6	738.9
Less accumulated depreciation and amortization	(421.1)	(377.7)
Total property and equipment, net	278.5	361.2
Non-current deferred tax asset	70.4	70.0
Goodwill	—	10.1
Other intangible assets	1.9	6.5
Other assets	1.2	21.4
Total assets	$909.8	$1,175.9

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$44.7	$79.6
Accrued personnel costs	45.9	47.5
Deferred revenue	84.0	64.6
Current portion of senior notes	5.0	11.3
Other accrued liabilities	64.5	40.5
Current obligation under capital lease	5.9	4.4
Payables to related parties	15.4	27.3
Total current liabilities	265.4	275.2
Senior notes	28.3	189.7
Subordinated notes	240.0	240.0
Non-current obligation under capital lease	3.0	7.7
Accrued pension costs	25.2	23.6
Non-current deferred tax liability	51.9	49.2
Non-current deferred revenue	84.5	102.1
Other liabilities	29.2	24.0
Total liabilities	727.5	911.5

Minority interests	—	(6.5)

Stockholders’ equity
Common stock, $0.01 par value, 300,000,000 authorized, shares issued: 130,610,921 at September 30, 2003 and 130,518,921 at December 31, 2002; shares outstanding: 78,431,581 at September 30, 2003 and 78,266,708 at December 31, 2002	1.3	1.3
Preferred stock, 30,000,000 authorized, Series A: 1,338,402 shares issued and outstanding; Series B: 1 share issued and outstanding	133.8	133.8
Additional paid-in capital	359.2	358.2
Common stock in treasury, at cost: 52,179,340 at September 30, 2003 and 52,252,213 shares at December 31, 2002	(668.4)	(669.4)
Accumulated other comprehensive income	(1.6)	(2.3)
Deferred stock compensation	(1.2)	(1.9)
Common stock issuable	3.1	4.9
Retained earnings	356.1	446.3
Total stockholders’ equity	182.3	270.9
Total liabilities, minority interests and stockholders’ equity	$909.8	$1,175.9

The Nasdaq Stock Market, Inc.

Reconciliation of GAAP Earnings

(Unaudited)

(in millions, except per share amounts)

	Three months ended			Nine months ended
	September 30, 2003	June 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

GAAP Net (Loss) Income	$(38.0)	$(49.0)	$12.7	$(84.5)	$42.8
Adjustment:
Strategic Review Charge	(38.7)	(47.3)	—	(86.0)	—
Minority Interest	—	1.6	—	1.6	—
Net Impact to Nasdaq After Tax (Net Strategic Review Charge)	(38.7)	(45.7)	—	(84.4)	—
Non-GAAP Net Income (Loss)	$0.7	$(3.3)	$12.7	$(0.1)	$42.8

GAAP Net (Loss) Income Applicable to Common Stockholders:	$(40.5)	$(51.5)	$10.3	$(90.2)	$35.5
Adjustment:
Strategic Review Charge	(38.7)	(47.3)	—	(86.0)	—
Minority Interest	—	1.6	—	1.6	—
Net Strategic Review Charge	(38.7)	(45.7)	—	(84.4)	—
Non-GAAP Net (Loss) Income Applicable to Common Stockholders	$(1.8)	$(5.8)	$10.3	$(5.8)	$35.5

GAAP (Loss) Earnings per Common Share:
Basic (Loss) Earnings Per Share	$(0.52)	$(0.66)	$0.13	$(1.15)	$0.42
Adjustment:
Strategic Review	(0.50)	(0.59)	—	(1.08)	—
Non-GAAP Basic (Loss) Earnings per Common Share	$(0.02)	$(0.07)	$0.13	$(0.07)	$0.42

GAAP (Loss) Earnings per Common Share:
Diluted (Loss) Earnings Per Share	$(0.52)	$(0.66)	$0.13	$(1.15)	$0.40
Adjustment:
Strategic Review	(0.50)	(0.59)	—	(1.08)	—
Non-GAAP Diluted (Loss) Earnings per Common Share	$(0.02)	$(0.07)	$0.13	$(0.07)	$0.40

GAAP Total Expenses	$190.4	$217.3	$173.4	$569.2	$535.8
Adjustment:
Strategic Review	(49.3)	(59.8)	—	(109.1)	—
Non-GAAP Total Expenses (Recurring Core Expenses)	$141.1	$157.5	$173.4	$460.1	$535.8